Exhibit 10.5

AMENDED AND RESTATED SECURITY AGREEMENT

This Agreement, dated as of November 14, 2003, between MxEnergy Inc., a Delaware corporation (“MXE”), and Lathi, LLC, a Delaware limited liability company (“Lathi”), amends and restates in its entirety the Security Agreement dated September 6, 2001, as amended, between MXE and Lathi.

1.                                       Reference to Loan Agreement; Definitions; Certain Rules of Construction. Reference is made to the Amended and Restated Loan Agreement between MXE and Lathi dated the date hereof, as the same may be amended or restated from time to time (the “Loan Agreement”) together with the Note (as defined therein) issued thereunder (collectively, the “Documents”). Capitalized terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) the capitalized term “Section” refers to sections of this Agreement, (b) the capitalized term “Exhibit” refers to exhibits to this Agreement, (c) references to a particular Section shall include all subsections thereof, (d) the word “including” shall be construed as “including without limitation”, (e) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (g) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement. References to “the date hereof” mean the date first set forth above.

1.1.                              “Accounts” is defined in Section 2.1.4.

1.2.                              “Agreement” means this Amended and Restated Security Agreement as from time to time in effect.

1.3.                              “Contracts” is defined in Section 2.1.1.

1.4.                              “Distribution” means, with respect to any Person, (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of, membership interest in, or other equity interests in such Person; (b)  the purchase, redemption or other retirement of any shares of any class of capital stock of, membership interest in, or other equity interest in such Person or of options, warrants or other rights for the purchase of such shares;  (c) any other distribution on or in respect of any shares of any class of capital stock of, membership interest in, or equity or other beneficial interest in such Person; (d)  any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any indebtedness of such Person; and (e) any payment, loan or advance or other distribution by such Person to the holder of any shares of any class of capital stock of, membership interest in, or equity interest in such Person, or any affiliate of such holder.

1.5.                              “Dominion Liens” is defined in Section 3.3.

1.6.                              “Event of Default” means an “Event of Default” under the Loan Agreement.

1.7.                              “Investment Property” is defined in Section 2.1.2.

1.8.                              “Lathi” is defined in the preamble.

1.9.                              “Lien” means, with respect to any Person, any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits therefrom.

1.10.                        “MXE” is defined in the preamble.

1.11.                        “MXE Obligations” is defined in Section 2.1.

1.12.                        “Permitted Liens” is defined in Section 3.3.

1.13.                        “Person” means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

1.14.                        “Pledged Indebtedness” is defined in Section 2.1.8.

1.15.                        “Pledged Rights” is defined in Section 2.1.7.

1.16.                        “Pledged Securities” means the Pledged Stock, the Pledged Rights and the Pledged Indebtedness, collectively.

1.17.                        “Pledged Stock” is defined in Section 2.1.6.

1.18.                        “Security” is defined in Section 2.1.

1.19.                        “Securities Act” is defined in Section 5.5.

1.20.                        “UCC” means the Uniform Commercial Code as in effect in Connecticut on the date hereof; provided, however, that with respect to the perfection of Lathi’s Lien on the Security and the effect of nonperfection thereof, the term “UCC” means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-103 of the Uniform Commercial Code as in effect in Connecticut.

2.                                       Security.

2.1.                              Security. In order to induce Lathi to enter into the Loan Agreement and to provide extensions of credit under the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MXE is hereby granting to Lathi a security interest in all of its assets to secure the obligations of MXE now or hereafter owed under the Loan Agreement and the Note (collectively, the “MXE Obligations”), in accordance with the terms thereof.

As security for the payment and performance of the MXE Obligations, MXE mortgages, pledges and collaterally grants and assigns to Lathi and the holders from time to time of any MXE Obligation, and creates a security interest in favor of Lathi and such holders in, all of MXE’s right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 2.1.1 through 2.1.16 (subject, however, to Section 2.1.17), whether now owned or hereafter created or acquired, all of which shall be included in the term “Security”:

2.1.1.                     Contracts. All contracts, including without limitation all contracts for the purchase or sale of natural gas, including all such contracts involving spot sales, whether or not such contracts are “commodity contracts” as defined in the UCC (“Contracts”).

2.1.2.                     Investment Property. All “investment property,” including all “securities,” whether certificated or uncertificated, “security entitlements,” “securities accounts,” “commodity contracts,” or “commodity accounts” (as each of such terms is defined in the UCC) (collectively, “Investment Property”).

2.1.3.                     Tangible Personal Property. All goods, machinery, equipment, and inventory, including without limitation all natural gas purchased by MXE for resale to customers, and all other tangible personal property of any nature whatsoever, wherever located, including raw materials, work in process, finished parts and products, supplies, spare parts, replacement parts, merchandise for resale, computers, tapes, disks and computer equipment.

2.1.4.                     Rights to Payment of Money. All rights to receive the payment of money, including accounts and receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance), and rights to receive payments from any other source (all such rights being referred to herein as “Accounts”).

2.1.5.                     Intangibles. All of the following (to the extent not included in Section 2.1.1):

(a) contracts, franchises, licenses, permits, subscriptions and other agreements and all rights thereunder; (b) rights granted by others which permit MXE to sell or market items of personal property; (c) United States and foreign common law and statutory copyrights and rights in literary property and rights and licenses thereunder; (d) trade names, United States and foreign trademarks, service marks, Internet domain names, registrations of any of the foregoing and related goodwill; (e) United States and foreign patents and patent applications; (f) computer software, designs, models, know- how, trade secrets, rights in proprietary information, formulas, customer lists, backlog, orders, subscriptions, royalties, catalogues, sales material, documents, good will, inventions and processes; (g) judgments, causes in action and claims, whether or not inchoate, and (h) all other general intangibles and intangible property and all rights thereunder.

2.1.6.                     Pledged Stock. (a) All shares of capital stock or other evidence of beneficial interest in any corporation, business trust or limited liability company, (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general or limited partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the “Pledged Stock”.

2.1.7.                     Pledged Rights. All rights to receive profits or surplus of, or other Distributions (including income, return of capital and liquidating Distributions) from, any partnership, joint venture or limited liability company, including any Distributions by any such Person to partners, joint venturers or members. All such rights are collectively referred to as the “Pledged Rights”.

2.1.8.                     Pledged Indebtedness. All indebtedness from time to time owing to MXE from any Person (all such indebtedness being referred to as the “Pledged Indebtedness”).

2.1.9.                     Chattel Paper, Instruments, etc. All chattel paper, non-negotiable instruments, negotiable instruments, documents and investment property.

2.1.10.               Leases. All leases of personal property, whether MXE is the lessor or the lessee thereunder.

2.1.11.               Deposit Accounts. All general or special deposit accounts, including any demand, time, savings, passbook or similar account maintained by MXE with any bank, trust company, savings and loan association, credit union or similar organization, and all money, cash and cash equivalents of MXE, whether or not deposited in any such deposit account.

2.1.12.               Collateral. All collateral granted by third parties to, or held by, MXE with respect to the Accounts, Pledged Securities, chattel paper, instruments, leases and other items of Security.

2.1.13.               Books and Records. All books and records, including books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, disks, tapes, electronic data processing media and software used in connection with maintaining MXE’s books and records), all files, correspondence, all containers for the foregoing, and all documents and storage media related to any of the items pledged pursuant to this Section 2.1.

2.1.14.               Insurance. All insurance policies which insure against any loss or damage to any other Security or which are otherwise owned by MXE.

2.1.15.               All Other Property. All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable.

2.1.16.               Proceeds and Products. All proceeds, including insurance proceeds, and products of the items of Security described or referred to in Sections 2.1.1 through 2.1.15 and, to the extent not included in the foregoing, all Distributions with respect to the Pledged Securities.

2.1.17.               Excluded Property. Notwithstanding Sections 2.1.1 through 2.1.16, the payment and performance of the MXE Obligations shall not be secured by:

(a)                                  any contract, license, permit or franchise that validly prohibits the creation by MXE of a security interest in such contract, license, permit or franchise (or in any rights or property obtained by MXE under such contract, license, permit or franchise); provided, however, that the provisions of this Section 2.1.17 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such contract, license, permit or franchise (or such rights or property) or to the monetary value of the goodwill and other general intangibles of MXE relating thereto; or

(b)                                 any rights or property to the extent that any valid contract or public utility tariff or any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; provided, however, that the provisions of this Section 2.1.17 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the goodwill and other general intangibles of MXE relating thereto.

MXE expressly authorizes Lathi to file financing statements describing the Security with the phrase “all assets.”

3.                                       Certain Covenants with Respect to Security. MXE covenants that:

3.1.                              Pledged Stock. All shares of capital stock, limited partnership interests, membership interests and similar securities included in the Pledged Stock shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. If Lathi so requests, MXE will deliver to Lathi certificates representing the Pledged Stock, accompanied by a stock transfer power executed in blank and, if Lathi so requests, with the signature guaranteed, all in form and manner reasonably satisfactory to Lathi. Pledged Stock that is not evidenced by a certificate will be registered in the name of Lathi or its nominee on the issuer’s records or an appropriate control statement with respect thereto shall be provided to Lathi, all in form and substance reasonably satisfactory to Lathi. Subject to compliance with applicable securities laws, upon the occurrence of an Event of Default by MXE, Lathi may at any time transfer into its name or the name of its nominee any Pledged Stock. In the event the Pledged Stock includes any margin stock, MXE will furnish to Lathi Federal Reserve Form U-1 and take such other action as Lathi may reasonably request to ensure compliance with applicable laws.

3.2.                              Accounts and Pledged Indebtedness. MXE will, promptly upon Lathi’s request therefor, deliver to Lathi any promissory note or similar instrument representing any Account or Pledged Indebtedness, after having endorsed such promissory note or instrument in blank.

3.3.                              No Liens or Restrictions on Transfer or Change of Control. All Security shall be free and clear of any Liens, except for (a) Liens in favor of Dominion to secure obligations of MXE to Dominion pursuant to the Dominion Agreement between MXE and Dominion (“Dominion Liens”), (b) Liens in favor of Lathi that secure the MXE Obligations, (c) Liens in respect of judgments and awards but only to the extent that such Liens are junior to the Lien on the Security securing the MXE Obligations, and (d) Liens securing indebtedness described in clauses (iii), (iv) and (viii) of the definition of Permitted Indebtedness (collectively, “Permitted Liens”). Without limiting the generality of the foregoing and without the prior written consent of

Lathi, which shall not be unreasonably withheld, MXE will not enter into any contract, including without limitation any contract for the purchase or sale of energy, agreement, deed or lease that purports to prevent or restrict MXE from creating a security interest to Lathi in such contract, agreement, instrument, deed or lease or any rights or property acquired thereunder as contemplated hereby, provided that MXE shall be permitted to enter into agreements and become subject to tariffs with public utilities that prohibit the creation of security interests in natural gas within such utilities storage and pipeline systems. None of the Pledged Stock shall be subject to any option to purchase or similar rights of any Person. Except with the written consent of Lathi, which consent will not be unreasonably withheld, or in the Loan Agreement, MXE will in good faith attempt to exclude from any agreement, instrument, deed or lease provisions that would restrict the change of control or ownership of MXE, or the creation of a security interest in the ownership of MXE.

3.4.                              Jurisdiction of Incorporation; Location of Security. MXE shall provide Lathi with 10 days prior written notice of any change to its state of incorporation. MXE shall at all times keep its records concerning the Security at (a) its chief executive office and principal place of business or (b) so long as MXE shall have taken all steps reasonably necessary to perfect Lathi’s security interest in the Security with respect to such new address, at such other address as MXE may specify by notice actually received by Lathi not fewer than 10 business days prior to such change of address. MXE shall not at any time keep tangible personal property of the type referred to in Section 2.1.3 in any jurisdiction other than the jurisdiction specified in the foregoing clause (a) or, so long as MXE shall have taken all steps reasonably necessary to perfect Lathi’s security interest in the Security with respect to such other jurisdiction, other jurisdictions as MXE may specify by notice actually received by Lathi not fewer than 10 days prior to moving such tangible personal property into such other jurisdiction.

3.5.                              Trade Names. MXE will not adopt or do business under any name other than “MxEnergy” or any other name specified by notice actually received by Lathi not less than 10 business days prior to the conduct of business under such additional name. Since its inception, MXE has not changed its name or adopted or conducted business under any trade name other than “MxEnergy. “

3.6.                              Delivery of Documents; Inspection Rights. Upon Lathi’s reasonable request, MXE shall deliver to Lathi, promptly upon MXE’s receipt thereof, copies of any agreements, instruments, documents or invoices comprising or relating to the Security. Pending such request, MXE shall keep such items at its chief executive office and principal place of business, and Lathi shall be entitled to review any such materials during normal business hours.

3.7.                              Perfection of Security. This Agreement shall create in favor of Lathi a legal, valid and enforceable first priority security interest in the Security described herein (except for

Dominion Liens and Liens included within subsection (d) of the definition of Permitted Liens), subject to no Liens other than Permitted Liens. In the case of the Pledged Stock, when stock certificates representing such Pledged Stock and stock powers related thereto duly executed in blank by the relevant pledgor are delivered to Lathi, and in the case of the other Security described in this Agreement, when financing statements in appropriate form are filed in the jurisdictions and offices listed on Schedule 3.7, this Agreement shall provide a fully perfected, first priority Lien on, and security interest in, all right, title and interest of MXE in such Security, as security for the MXE Obligations, in each case prior and superior in right to any other Person other than Dominion. Upon Lathi’s reasonable request from time to time, MXE will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including financing statements, mortgages or deeds of trust and notations on certificates of title, and will take all such other action, as Lathi deems reasonably necessary for confirming to it the Security or to carry out any other purpose of this Agreement or any other Document.

4.                                       Administration of Security. The Security shall be administered as follows, and if an Event of Default shall have occurred and be continuing, Section 5 shall also apply.

4.1.                              Use of Security. Until an Event of Default has occurred and is continuing, MXE may use, commingle and dispose of any part of the Security in the ordinary course of its business (including without limitation making distributions of income and profits), all subject to the provisions of the Documents.

4.2.                              Accounts. To the extent specified by prior written notice from Lathi and subject to the prior rights, if any, of Dominion set forth in the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, all sums collected or received and all property recovered or possessed by MXE in connection with any Security shall be received and held by MXE in trust for and on Lathi’s behalf, shall be segregated from the assets and funds of MXE, and shall be delivered to Lathi. Upon Lathi’s request after the occurrence and during the continuance of an Event of Default, MXE will cause its accounting books and records to be marked with such legends and segregated in such manner as Lathi may specify.

4.3.                              Distributions on Pledged Securities.

4.3.1.                                                   Until an Event of Default shall occur and be continuing, MXE shall be entitled, to the extent permitted by the Documents, to receive all Distributions on or with respect to the Pledged Securities, Contracts or Investment Property (other than Distributions constituting additional Pledged Securities). All Distributions constituting additional Pledged Securities will be retained by Lathi (or if received by MXE shall be held by such Person in trust and shall be immediately delivered by such Person to Lathi in the original form received, endorsed in blank) and held by Lathi as part of the Security.

4.3.2.                                                   If an Event of Default shall have occurred and be continuing, all Distributions on or with respect to the Pledged Securities, Contracts or Investment Property shall be retained by Lathi (or if received by MXE shall be held by such Person in trust and shall be immediately delivered by it to Lathi in the original form received, endorsed in blank) and held by Lathi as part of the Security or applied by Lathi to the payment of the MXE Obligations in accordance with Section 5.6.

4.4.                              Voting Pledged Securities.

4.4.1.                                                   Until an Event of Default shall occur and be continuing, MXE shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of any Document, and Lathi will, if so requested, execute appropriate revocable proxies therefor.

4.4.2.                                                   If an Event of Default shall have occurred and be continuing, if and to the extent that Lathi shall so notify in writing MXE pledging the Pledged Securities in question, only Lathi shall be entitled to vote or consent or take any other action with respect to the Pledged Securities (and MXE will, if so requested, execute appropriate proxies therefor).

5.                                       Right to Realize upon Security. Except to the extent prohibited by applicable law that cannot be waived, this Section 5 shall govern Lathi’s rights to realize upon the Security if any Event of Default shall have occurred and be continuing. The provisions of this Section 5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Document, subject to the prior rights, if any, of Dominion, set forth in the Intercreditor Agreement. In the case of a conflict between this Section 5 and any other Document, this Section 5 shall govern.

5.1.                              Assembly of Security; Receiver. If an Event of Default shall have occurred and be continuing, MXE shall, upon Lathi’s request, assemble the Security and otherwise make it available to Lathi. Lathi may have a receiver appointed for all or any portion of MXE’s assets or business which constitutes the Security in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Security in accordance with the terms of the Documents, to continue the operations of MXE and to collect all revenues and profits therefrom to be applied to the payment of the MXE Obligations, including the compensation and expenses of such receiver.

5.2.                              General Authority. If an Event of Default shall have occurred and be continuing, to the extent reasonably requested by written notice from Lathi to MXE, MXE grants Lathi full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions at MXE’s expense:

(a)               To ask for, demand, take, collect, sue for and receive all payments in respect of any Contracts, Accounts, general intangibles, Pledged Securities or leases which MXE could otherwise ask for, demand, take, collect, sue for and receive for its own use.

(b)              To extend the time of payment of any Accounts, general intangibles, Pledged Securities or leases and to make any allowance or other adjustment with respect thereto.

(c)               To settle, compromise, prosecute or defend any action or proceeding with respect to any Contracts, Accounts, general intangibles, Pledged Securities or leases and to enforce all rights and remedies thereunder which MXE could otherwise enforce.

(d)              To enforce the payment of any Contracts, Accounts, general intangibles, Pledged Securities or leases, either in the name of MXE or in its own name, and to endorse the name of MXE on all checks, drafts, money orders and other instruments tendered to or received in payment of any Security.

(e)               To notify the third party payor with respect to any Accounts, general intangibles, Pledged Securities or leases of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to Lathi; provided, however, that whether or not Lathi shall have so notified such payor, MXE will at its expense render all reasonable assistance to Lathi in collecting such items and in enforcing claims thereon.

(f)                 To sell, transfer, assign or otherwise deal in or with any Security or the proceeds thereof, as fully as MXE otherwise could do.

5.3.                              Marshaling, etc. Lathi shall not be required to marshal the Security or to resort to the Security in any particular order, and all of its rights hereunder or under any other Document shall be cumulative. To the extent it may lawfully do so, MXE absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lathi, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this

Agreement, or otherwise, and agrees that it will not invoke any law relating to the marshalling of collateral or any other law which might cause a delay in or impede the enforcement of Lathi’s rights under this Agreement or under any other instrument creating or evidencing any Security, and to the extent it may do so, MXE hereby waives the benefit of all such laws. In addition, MXE waives any right to prior notice (except to the extent expressly required by this Agreement or the UCC) or judicial hearing in connection with foreclosure on or disposition of any Security, including any such right which MXE would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

5.4.                              Sales of Security. Subject to the prior rights, if any, of Dominion set forth in the Intercreditor Agreement, all or any part of the Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Security to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lathi shall give MXE 20 days’ prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice MXE and Lathi agree to be reasonable. Subject to the UCC, at any sale or sales of Security, Lathi or any of its officers acting on its behalf, or its assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the MXE Obligations owed to Lathi as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to MXE, except for the proceeds of such sale or sales pursuant to Section 5.6. MXE acknowledges that any such sale will be made by Lathi on an “as is” basis with disclaimers of all warranties, whether express or implied. MXE will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action, as Lathi shall reasonably request in connection with any such sale.

5.5.                              Sale without Registration. If, at any time when Lathi shall determine to exercise its rights hereunder to sell all or part of the securities included in the Security, the securities in question shall not be effectively registered under the Securities Act of 1933, as amended (the “Securities Act”) (or other applicable law), Lathi may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as Lathi may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event Lathi may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. MXE agrees that such manner of disposition is commercially reasonable, that it will upon Lathi’s request give any such purchaser access to such information regarding the issuer of the securities in question as Lathi may reasonably request and that Lathi shall not incur any responsibility for selling all or part of the securities included in the Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). MXE acknowledges that no adequate remedy at law exists for breach by it of this Section 5.5 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 5.5 may be specifically enforced.

5.6.                              Application of Proceeds. Subject to the prior rights, if any, of Dominion set forth in the Intercreditor Agreement, the proceeds of all sales and collections in respect of any Security or other assets of MXE, all funds collected from MXE and any cash contained in the Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

(a)               First, to the payment of the costs and expenses of such sales and collections, and the reasonable expenses of Lathi and the reasonable fees and expenses of its special counsel incurred in connection with such sales and collections;

(b)              Second, any surplus then remaining to the payment of the MXE Obligations in such order and manner as Lathi may in its reasonable discretion determine; and

(c)               Third, any surplus then remaining shall be paid to MXE, subject, however, to the rights of the holder of any then existing Lien of which Lathi has actual notice.

5.7.                              Custody of Security. Except as provided by applicable law that cannot be waived, Lathi will have no duty as to the custody and protection of the Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Security in its possession. Lathi will not be liable or responsible for any loss or damage to any Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by Lathi acting in good faith.

5.8.                              Termination. Following the expiration or termination of this Agreement or the Documents, and upon satisfaction of all of the outstanding MXE Obligations, Lathi hereby agrees that it will, within 10 business days following MXE’s request, execute and deliver to

MXE UCC-3 termination statements and any other instrument proffered by MXE which is reasonably necessary to effect a release of the security interests created by this Agreement.

5.9.                              General. Addresses for notices, consent to jurisdiction and numerous other provisions applicable to this Agreement are contained in the Loan Agreement. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforceable to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Connecticut, except as may be required by the UCC of other jurisdictions with respect to matters involving the perfection of Lathi’s Lien on the Security located in such other jurisdictions.

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

MXENERGY INC.

By	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

LATHI LLC

By: Harvard Management Company, Inc.,
pursuant to delegated authority

By	/s/ [ILLEGIBLE]
Authorized Signatory

By	/s/ [ILLEGIBLE]
Authorized Signatory